UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2013

INTERSIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road
Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 408-432-8888

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

a)	Intersil Corporation (“Intersil”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 8, 2013 in Milpitas, California.

b)	At the Annual Meeting, the shareholders considered and approved items 1, 2, 3, and 4 below. The total shares voted were 120,469,486.

1)	Election of Directors. All ten (10) of management’s nominees for our Board of Directors were elected by the following votes:

Nominee	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Dr. Robert W. Conn	102,836,794	8,011,040	366,814	9,254,838
James V. Diller	102,961,595	7,886,413	366,640	9,254,838
Gary E. Gist	102,920,755	7,927,249	366,644	9,254,838
Mercedes Johnson	103,276,088	7,571,534	367,026	9,254,838
Gregory Lang	103,386,033	7,461,664	366,951	9,254,838
Donald Macleod	103,764,039	7,087,922	362,687	9,254,838
Jan Peeters	99,858,083	10,990,078	366,487	9,254,838
Robert N. Pokelwaldt	102,742,245	8,105,740	366,663	9,254,838
Dr. Necip Sayiner	103,276,505	7,582,983	355,160	9,254,838
James A. Urry	103,169,519	7,683,596	361,533	9,254,838

2)	To ratify the appointment of KPMG LLP as Intersil’s independent, registered certified public accounting firm. The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
117,744,512	2,365,799	359,175	---

3)

To approve an amendment to the Intersil Corporation Amended and Restated 2008 Equity Compensation Plan.  Details of the plan amendment can be found in the definitive proxy statement.  The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
83,976,922	26,656,932	580,794	9,254,838

4)

To approve, on an advisory basis, the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosure in our proxy statement.  The voting results were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
109,172,792	1,631,791	410,065	9,254,838

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSIL CORPORATION

Date:	May 10, 2013	By:	/s/ Thomas C. Tokos
		Name:	Thomas C. Tokos
		Title:	Sr. Vice President, General Counsel and Secretary